Sent via Electronic Delivery to: jstover@interpacedx.com

September 18, 2017

Mr. Jack E. Stover

Chief Executive Officer

Interpace Diagnostics Group, Inc.

Morris Corporate Center 1, Building A

300 Interpace Parkway, Parsippany, NJ 07054

Re:	Interpace Diagnostics Group, Inc. (the “Company”)
Nasdaq Symbol: IDXG

Dear Mr. Stover:

On October 6, 2016, Staff notified the Company that it did not comply with the audit committee requirements for continued listing on The Nasdaq Capital Market set forth in Listing Rule 5605(c)(2) (the “Rule”). Based on the information regarding the appointment of Dr. Felice Schnoll-Sussman to the Company’s Board of Directors and audit committee, as detailed in your Form 8-K dated September 13, 2017, Staff has determined that the Company complies with the Rule and this matter is now closed.

If you have any questions, please contact Shawn Abdool, Listing Analyst, at +1 301 978 8030.

Sincerely,

Randy Genau

Director

Nasdaq Listing Qualifications